Exhibit 10.48

STOCK FREEZE AMENDMENT

TO

M.D.C. HOLDINGS, INC. 401(K) SAVINGS PLAN

(as Effective January 1, 1997)

Effective as of January 1, 1997, M.D.C. Holdings, Inc., a Delaware corporation (the “Employer”), established the M.D.C. Holdings, Inc. 401(k) Savings Plan (the “Plan”). Pursuant to Section 13.02 of the Plan, the Plan is hereby amended through the amendment of the Non-Standardized Adoption Agreement and the Defined Contribution Prototype Plan as set forth below:

AMENDMENTS:

1.	Section 10.03(F) of the Plan is hereby amended in its entirety to read as follows:

(F) Investment in Qualifying Employer Securities. The Trustee (or as applicable, Investment Manager, Employer or Participant) may invest in qualifying Employer securities, as defined in and limited by ERISA. Effective as of January 2, 2008, Participants shall not be permitted (1) to allocate any Employee or Employer contributions, loan payments, or other deposits into the Plan made after such date to investment in qualifying Employer securities, or (2) to reallocate or exchange the investment of Plan assets to invest in qualifying Employer securities.

M.D.C. Holdings, Inc. hereby adopts this Amendment on November 19, 2007, effective as set forth above.

M.D.C. HOLDINGS, INC.

By:	/s/ Paris G. Reece III
Title:	EVP & CFO